UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2010

ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer / Principal Accounting Officer

On August 31, 2010, Oncothyreon Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) appointed Julie M. Eastland, as Chief Financial Officer and Vice President, Corporate Development.  Ms. Eastland’s employment will commence on September 7, 2010.

Ms. Eastland, age 46, served as Chief Financial Officer and Vice President Finance and Operations of VLST Corporation, a privately held biotechnology company, from February 2006 to 2010.  From 2000 to 2005, Ms. Eastland held various finance positions at Dendreon Corporation, a publicly-traded biotechnology company, most recently as the Vice President of Strategic Planning.

Pursuant to the offer letter, dated as of August 17, 2010, by and between the Company and Ms. Eastland (the “Offer Letter”), she is entitled to a base annual salary of $250,000 and is eligible to receive an annual bonus of up to 30% of this annual base salary, or $75,000, assuming performance at “target.”

In accordance with the Offer Letter and the terms of the Company’s Share Option Plan and the form of stock option agreement promulgated thereunder, Ms. Eastland will be granted an option to purchase 40,000 shares of the Company’s common stock at the first regular or special meeting of the Board’s compensation committee following commencement of her employment on September 7, 2010.  One-fourth of the shares underlying Ms. Eastland’s option will vest on each anniversary of the date of grant, such that the shares underlying the option will be fully vested on the fourth anniversary of the date of grant.  Ms. Eastland will also be eligible to participate in the Company’s employee stock purchase plan.

In addition, Ms. Eastland is entitled to four weeks of paid vacation per year and ten paid holidays and is entitled to participate in the benefit plans made available to the Company’s employees generally. Ms. Eastland is also eligible for Company matching contributions into the Company’s 401(k) plan up to a maximum of 3% of her monthly gross salary (subject to maximums determined by law).

The Offer Letter also specifies that if Ms. Eastland’s employment is terminated for reasons other than “cause” (as defined in the Offer Letter), she will be entitled to a lump sum payment equal to the sum of nine months’ base pay and nine months’ equivalent of her annual bonus assuming performance at target less, in each case, any required withholding.

Finally, the Offer Letter specifies that if Ms. Eastland remains employed by the Company at the time of a “change in control” (as defined in the Offer Letter), she will be entitled to a lump sum payment of one year’s base salary and one year’s equivalent of her annual bonus assuming performance at target less, in each case, required withholding.

A copy of the press release of the Company announcing Ms. Eastland’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Offer Letter is qualified in its entirety by the terms of the Offer Letter, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter dated August 17, 2010 between the Company and Julia M. Eastland.
99.1	Press Release of the Company dated August 31, 2010.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
President and Chief Executive Officer

Date: August 31, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter dated August 17, 2010 between the Company and Julia M. Eastland.
99.1	Press Release of the Company dated August 31, 2010.